UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2007
Tvia, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30539 (Commission File Number)	94-3175152 (I. R. S. Employer Identification No.)
4001 Burton Drive, Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 327-8000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 17.1
EXHIBIT 17.2

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Mr. Celso Azevedo from the Board of Directors
     On September 12, 2007, Mr. Celso Azevedo tendered his resignation as a member of the Board of Directors (the “Board of Directors”) of Tvia, Inc. (the “Company”) and all committees of the Board of Directors of which he was a member at the time of his resignation via an e-mail addressed to the Board of Directors. Mr. Azevedo served as a member of the Audit Committee (the “Audit Committee”) and the Nominating Committee of the Board of Directors.
     In the e-mail dated as of September 12, 2007, from Mr. Azevedo to the Board of Directors (the “September 12 Letter”), Mr. Azevedo indicated that his resignation was the result of, among other things: (1) the Company’s and its management’s alleged inability to produce audited financial reports; (2) the Board of Director’s failure to adopt certain recommendations that Mr. Azevedo had previously proposed regarding strategic and operational changes at the Company; and (3) Mr. Azevedo’s perceived inability to effect certain unspecified corrective actions with respect to the Company’s business. A copy of the September 12 Letter is attached as Exhibit 17.1 to this Current Report on Form 8-K. The Company has requested confidential treatment for those portions of the September 12 Letter that contain trade secrets and commercial or financial information that is privileged or confidential.
     The Company strongly disagrees with many of the allegations set forth in the September 12 Letter, and is providing the following discussion in response to the reasons asserted by Mr. Azevedo as leading to his resignation and certain of the allegations contained in the September 12 Letter.
     As previously disclosed, the Audit Committee has reviewed the Company’s financial results for the 2006 and 2007 fiscal years and the quarterly periods therein. During the time that this review was being conducted, the Company was unable to file its Annual Report on Form 10-K for the year ended March 31, 2007 and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006 and June 30, 2007 (the “Reports”) with the Securities and Exchange Commission (the “SEC”) and to comply with the continued listing requirements of The NASDAQ National Market (the “Nasdaq”), on which the Company’s common stock was listed. Following the completion of the Audit Committee’s review, the Board of Directors determined that the cost to prepare and file the Reports with the SEC, and to bring itself into compliance with the other requirements of the SEC and the Nasdaq, exceeded the Company’s financial resources. Consequently, the Board of Directors, including Mr. Azevedo, concluded that it would be in the best interests of the Company’s stockholders to withdraw the listing of the Company’s common stock from the Nasdaq and for the Company to redirect its resources towards effecting one or more alternative strategic transactions, including the sale, reorganization or winding up of all or part of the Company’s business. The Company continues to pursue these strategic alternatives in accordance with the determination and at the discretion of the Board of Directors.

     Attached to the September 12 Letter is a memorandum dated as of September 7, 2007, from Mr. Azevedo to the Board of Directors, which sets forth a number of proposals for strategic and operational changes at the Company. In the September 12 Letter, Mr. Azevedo listed the Board of Directors’ failure to act on these proposals as one of the reasons for his resignation. However, Mr. Azevedo did not present this memorandum until the day prior to the meeting of the Board of Directors, and then presented it only to selected directors and not to the entire Board of Directors. These proposals include a number of changes that do not comport with the strategic direction previously decided upon by the Board of Directors, including Mr. Azevedo, and which cannot be feasibly undertaken by the Company at this time. In addition, the September 12 Letter states that certain members of the Board of Directors thwarted any plans to replace senior management, suggesting that alternative plans to replace senior management had been proposed. The Board of Directors believes that Mr. Azevedo submitted no credible alternatives of this type for its consideration.
     The September 12 Letter makes further reference to certain unspecified corrective actions with respect to the Company’s business that were proposed by Mr. Azevedo but upon which the Company did not act. The Company believes that the September 12 Letter is referring to a restructuring of the Company proposed by Mr. Azevedo in June 2007, pursuant to which certain of the Company’s assets would be contributed to a new business entity and Mr. Azevedo might become the chief executive officer of this entity. After consulting with the Company’s advisors and considering this proposal over a three-month period, the Board of Directors determined that there were strong financial and legal reasons not to engage in this proposed restructuring. The Company believes that its unwillingness to proceed with this transaction from which Mr. Azevedo could reap personal benefit further contributed to his decision to resign from the Board of Directors.
     In addition, the memorandum attached to the September 12 Letter contains a number of assertions and allegations that might be misleading and/or false. The Company’s response to several of the more material of these misstatements is set forth below.
•	The memorandum misstates a number of financial metrics of the Company and expresses an incomplete and biased view of the Company’s historical results. These metrics are presented in the Company’s reports filed with the SEC, and readers are referred to these reports.

•	The memorandum suggests that stock option plan was “out of control” and that stock options were backdated. These statements are inconsistent with the results of investigations by the Audit Committee, of which Mr. Azevedo was a member at the time. Rather, the Audit Committee found that procedures for approving stock option grants were inadequate and inconsistent, there was a lack of adequate documentation for certain grants and a lack of timely entry of stock options granted into Company databases. It is also important to note that the Company’s Chief Executive Officer has not exercised or sold any Company stock options granted to him since he joined the Company.

•	The Audit Committee, of which Mr. Azevedo was a member at the time, completed its investigation of alleged criminal activities within the Company’s sales department. Following this investigation, the Audit Committee cleared the Company’s Chief Executive Officer of any wrongdoing and endorsed his continued leadership of the Company.

•	The Company was able to settle with PIPE investors in an out-of-court mediation. This settlement was driven and fully supported by the entire Board of Directors. The Company was involved in a legal dispute with a supplier of certain intellectual property due to lack of performance and lack of delivery on the part of the supplier. The decision to file a claim was supported by the entire Board of Directors.

•	BDO Seidman LLP (“BDO Seidman”), the independent registered public accounting firm of the Company, resigned as such in August 2007 as a result of the Company’s inability to prepare and file audited financial statements in the then foreseeable future. For further information regarding BDO Seidman’s resignation, see the Company’s Current Report on Form 8-K filed on September 24, 2007 with the Securities and Exchange Commission.
Resignation of Mr. Tom Oswold from the Board of Directors
     On September 13, 2007, Mr. Tom Oswold tendered his resignation as a member of the Board of Directors of the Company and all committees of the Board of Directors of which he was a member at the time of his resignation. Mr. Oswold served as Chairman of the Audit Committee and member of Nomination and compensation of the Board of Directors.
     In an e-mail dated as of September 13, 2007 from Mr. Oswold to the Board of Directors, Mr. Oswold indicated that his resignation was the result of what were, in his opinion, the Company’s limited options going forward and his inability to make a meaningful contribution to the future of the Company. A copy of this e-mail is attached as Exhibit 17.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
17.1	Letter dated as of September 12, 2007, from Mr. Celso Azevedo to the Board of Directors.

17.2	E-mail dated as September 13, 2007, from Mr. Tom Oswold to the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2007	Tvia Inc.
/s/ Eli Porat
Eli Porat, Chief Executive Officer

Exhibit Index

Exhibit
Number	Exhibit Title

17.1	Letter dated as of September 12, 2007, from Mr. Celso Azevedo to the Board of Directors.

17.2	E-mail dated as September 13, 2007, from Mr. Tom Oswold to the Board of Directors.